SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): May 4, 2005


                          HOUSTON AMERICAN ENERGY CORP.
                          -----------------------------
               (Exact name of registrant as specified in Charter)


        Delaware                       0-33027          76-0675953
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 (State or other jurisdiction        (Commission      (IRS Employer
of incorporation or organization)      File No.)    Identification No.)

                          801 Travis Street, Suite 2020
                              Houston, Texas 77002
               --------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                                  713-222-6966
                            -------------------------
                            (Issuer Telephone number)



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.     Entry into a Material Definitive Agreement.

On May 4, 2005, Houston American Energy Corp. (the "Company") entered into Purchase Agreements (the "Purchase Agreements") with multiple investors pursuant to which the Company sold $2,125,000 of 8% Subordinated Convertible Notes Due 2010 (the "Notes").

The Notes bear interest at 8%, provide for semi-annual interest payments and mature May 1, 2010. The Notes are convertible, at the option of the holders, into common stock of the Company at a price of $1.00 per share (the "Conversion Price"), subject to standard anti-dilution provisions relating to splits, reverse splits and other transactions, including issuances of common stock at prices below the Conversion Price. The Notes are subject to automatic conversion in the event the Company conducts an underwritten public offering of its common stock from which the Company receives at least $5 million and the public offering price is at least 150% of the then applicable Conversion Price. The Company has the right to cause the Notes to be converted into common stock after May 1, 2006 if the price of the Company's common stock exceeds 200% of the then applicable Conversion Price on the date of conversion and for at least 20 trading days over the preceding 30 trading days. The Company has the right to repurchase the Notes after May 1, 2007 at 103% of the face amount during 2007, 102% of the face amount during 2008, 101% of the face amount during 2009 and 100% of the face amount thereafter. The Notes are unsecured general obligations of the Company and are subordinated to all other indebtedness of the Company unless the other indebtedness is expressly made subordinate to the Notes.

The Notes were offered and sold in private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the investors is either an "accredited investor", as defined in Rule 501 promulgated under the Securities Act, or a "qualified institutional buyer", as defined in Rule 144A promulgated under the Securities Act.

Pursuant to the terms of the Purchase Agreements, the Company and the investors entered into Registration Rights Agreements under which the Company agreed to file with the Securities and Exchange Commission, within 90 days, a registration statement covering the Notes and the common stock underlying the Notes and to use its best efforts to cause the registration statement to become effective within 180 days.

Northeast Securities, Inc. acted as placement agent in connection with the offer and sale of the Notes. For its services as placement agent, Northeast Securities, Inc. received commissions and a warrant (the "Placement Agent Warrant") to purchase shares of common stock. The Registration Rights Agreements provide that the shares of common stock underlying the Placement Agent Warrant are to be included in the registration statement required to be filed.

The foregoing is qualified in its entirety by reference to the documents filed herewith as Exhibits 4.1, 4.2, 4.3 and 10.1.


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Item 2.03     Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.02.     Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01.     Financial Statements and Exhibits.

          (c)  Exhibits

               4.1 Form of 8% Subordinated Convertible Note due 2010, dated May 4, 2005

               4.2  Form of Placement Agent Warrant, dated May 4, 2005

               4.3  Form  of  Registration  Rights  Agreement,  dated  May  4,
                    2005

               10.1 Form  of  Purchase  Agreement,  dated  May  4, 2005 relating to the sale of 8% Subordinated Convertible Notes due 2010


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOUSTON AMERICAN ENERGY CORP.

Dated:  May 9, 2005
                                 By:    /s/ John Terwilliger
                                        John Terwilliger,
                                        President and
                                        Chief Executive Officer


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